SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






        Date of Report (Date of earliest event reported) August 9, 2004
                                                         --------------


                        ENVIRO VORAXIAL TECHNOLOGY, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


            IDAHO                    0-27445                82-0266517
            -----                    -------                ----------
(State or other jurisdiction    (Commission File          (IRS Employer
      or incorporation)              Number)           Identification No.)


                821 NW 57th Place, Fort Lauderdale, Florida 33309
                -------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code (954) 958-9968
                                                          --------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Exhibits:

              99.1  Press Release dated August 10, 2004


Item 9.  Regulation FD Disclosure.

         On August 9, 2004, the Company completed a private placement of its securities under which it sold an aggregate of 1,935,000 units, each unit consisting of one share of common stock valued at $0.75 per share and one common stock purchase warrant exercisable for a period of 5 years to purchase one share of common stock at $1.00. The units were issued to 42 investors. The Company received gross proceeds of $1,451,250 from the private placement. Under the terms of the private placement the Company paid a placement agent a commission of 10% of the gross proceeds and a non-accountable expense allowance of 3% of the gross proceeds from the private placement. In addition, the placement agent was issued placement agent warrants to purchase six shares of common stock (three shares at $0.75 and three shares at $1.00) for each 20 units sold in the private placement.

         The private placement was conducted pursuant to the exemption from registration provided by the Securities Act under Rule 506 of Regulation D. All of the investors were deemed accredited as defined under the Securities Act. Each investor received current information concerning the Company and had an opportunity to ask questions concerning the Company. The securities issued to the investors contain legends restricting their transferability absent registration or applicable exemption.

         A copy of the press release issued in connection with the closing of the private placement is filed as an exhibit herewith.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Enviro Voraxial Technology, Inc.


                                        By: /s/ Alberto DiBella
                                        -----------------------
                                        Alberto DiBella, Chief Executive Officer

Dated:  August 10, 2004